EXHIBIT 5


                OPINION AND CONSENT OF LAW OFFICE CARL A. GENERES

                                  August 2, 2000

Tech Electro Industries, Inc.

275 North Franklin Turnpike, Suite 230

Ramsey, NJ 07446


Ladies and Gentlemen:

     You  have  requested  our  opinion  with  respect  to  certain  matters  in

connection  with  the  filing  by  Tech  Electro   Industries,   Inc.,  a  Texas

corporation,  of a  Registration  Statement on Form SB-2 with the Securities and

Exchange Commission,  including a related prospectus filed with the Registration

Statement  covering the registration of up to 13,691,941 shares of the Company's common stock,  $0.01 par value,  and on behalf of certain  selling  stockholders including:  (i)  5,482,581  shares of common  stock  issuable  upon  exercise of certain  outstanding  warrants,  (ii) 2,187,500  shares of common stock issuable upon exercise of certain  outstanding  stock options and (iii) 6,021,860  issued and outstanding  shares.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B.


     In  connection  with this  opinion,  we have  examined  and relied upon the

Registration Statement,  and related Prospectus,  the Articles of Incorporation,

as amended and the Company's Bylaws, as amended,  the warrants and options,  the corporate  proceedings  taken by Tech Electro  Industries in connection with the issuance of the warrants and options,  and the originals or copies  certified to our satisfaction of such records, documents,  certificates,  memoranda and other instruments  as in our judgment are  necessary  or  appropriate  to enable us to

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render  the  opinion  expressed  below.  We have  assumed  the  genuineness  and authenticity  of all documents  submitted to us as originals,  the conformity to originals  of all  documents  submitted  to us as  copies  thereof  and  the due execution and delivery of all  documents  where due execution and delivery are a prerequisite to the effectiveness thereof.


     On the  basis of the  foregoing,  and in  reliance  thereon,  we are of the opinion (i) that the warrant shares and option  shares,  when issued and sold in accordance  with the terms of the warrants and options,  will be validly issued,

fully paid and  non-assessable  and (ii) that the outstanding shares are validly issued, fully paid and non-assessable..


     We consent to the reference to our firm under the caption  "Legal  Matters"

in the Prospectus  included in the  Registration  Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.  This opinion letter is rendered as of the date first  written  above and we disclaim any  obligation to advise you of facts,  circumstances,  events or developments which hereafter may be brought to our  attention  and which may alter,  affect or modify the opinion expressed  herein.  Our  opinion is  expressly  limited to the matters set forth above and we render no opinion,  whether by implication or otherwise,  as to any other matters relating to Tech Electro  Industries,  the warrant shares,  option shares or outstanding shares.

                               Very truly yours,



                               Law Office of Carl A. Generes

                               By: /s/ Carl A. Generes
                                  ------------------------
                                       Carl A. Generes






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